                            CAPITAL ONE MASTER TRUST
                            ------------------------
     TRUST EXCESS SPREAD ANALYSIS -        AUGUST-01

Card Trust                                        COMT 96-2      COMT 96-3     COMT 97-1*     COMT 97-2*      COMT 98-1
Deal Size                                           $750MM        $500MM         $608MM         $502MM          $591MM
Expected Maturity(Class A):                        12/15/01       1/15/04       6/15/02        8/15/02         4/15/08

------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                               24.34%        24.34%         24.34%         24.34%          24.34%
       LESS:   (Wt Avg) Coupon                       3.62%         3.65%          3.72%          3.52%           6.23%
               SVC Fees                              1.50%         1.50%          1.50%          1.50%           1.50%
               Charge-Offs                           3.67%         3.67%          3.67%          3.67%           3.67%

Excess Spread:    Aug-01                            15.55%        15.52%         15.45%         15.65%          12.94%
                  Jul-01                            14.55%        14.52%         14.60%         14.40%          12.33%
                  Jun-01                            13.46%        13.43%         13.64%         13.43%          11.31%
3-Mo Avg Excess Spread                              14.52%        14.49%         14.56%         14.49%          12.19%
------------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days                         1.75%         1.75%          1.75%          1.75%           1.75%
               60 to 89 days                         1.21%         1.21%          1.21%          1.21%           1.21%
               90+ days                              2.68%         2.68%          2.68%          2.68%           2.68%

Monthly Payment Rate                                16.06%        16.06%         16.06%         16.06%          16.06%


Card Trust                                                              COMT 98-4
Deal Size                                                                $750MM
Expected Maturity(Class A):                                             11/15/03

-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                                                    24.34%
       LESS:   (Wt Avg) Coupon                                            5.37%
               SVC Fees                                                   1.50%
               Charge-Offs                                                3.67%

Excess Spread:    Aug-01                                                 13.80%
                  Jul-01                                                 13.22%
                  Jun-01                                                 12.16%
3-Mo Avg Excess Spread                                                   13.06%
-----------------------------------------------------------------------------------

Delinquents:   30 to 59 days                                              1.75%
               60 to 89 days                                              1.21%
               90+ days                                                   2.68%

Monthly Payment Rate                                                     16.06%


Card Trust                         COMT 99-1      COMT 99-2      COMT 99-3     COMT 00-1      COMT 00-2       COMT 00-3
Deal Size                            $625MM         $625MM        $500MM         $600MM         $750MM         $1000MM
Expected Maturity(Class A):         05/15/04       05/15/02      07/15/06       02/17/03       06/15/05        08/15/07

------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                24.34%         24.34%        24.34%         24.34%         24.34%          24.34%
       LESS:   (Wt Avg) Coupon        3.84%          3.65%         4.00%          7.16%          6.76%           3.51%
               SVC Fees               1.50%          1.50%         1.50%          1.50%          2.00%           2.00%
               Charge-Offs            3.67%          3.67%         3.67%          3.67%          3.67%           3.67%

Excess Spread:    Aug-01             15.33%         15.52%        15.17%         12.01%         11.91%          15.16%
                  Jul-01             14.29%         14.52%        14.12%         11.38%         11.28%          14.10%
                  Jun-01             13.24%         13.43%        13.07%         10.38%         10.28%          13.06%
3-Mo Avg Excess Spread               14.29%         14.49%        14.12%         11.26%         11.16%          14.11%
------------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days          1.75%          1.75%         1.75%          1.75%          1.75%           1.75%
               60 to 89 days          1.21%          1.21%         1.21%          1.21%          1.21%           1.21%
               90+ days               2.68%          2.68%         2.68%          2.68%          2.68%           2.68%

Monthly Payment Rate                 16.06%         16.06%        16.06%         16.06%         16.06%          16.06%


Card Trust                               COMT 00-4       COMT 00-5     COMT 01-1
Deal Size                                 $1200MM         $1250MM       $1200MM
Expected Maturity(Class A):               10/17/05       10/15/03       2/15/08

-----------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                      24.34%         24.34%         24.34%
       LESS:   (Wt Avg) Coupon              5.11%          5.02%          3.27%
               SVC Fees                     2.00%          2.00%          2.00%
               Charge-Offs                  3.67%          3.67%          3.67%

Excess Spread:    Aug-01                   13.56%         13.65%         15.40%
                  Jul-01                   12.22%         12.31%         14.39%
                  Jun-01                   11.43%         11.52%           N/A
3-Mo Avg Excess Spread                     12.40%         12.49%           N/A
-----------------------------------------------------------------------------------

Delinquents:   30 to 59 days                1.75%          1.75%          1.75%
               60 to 89 days                1.21%          1.21%          1.21%
               90+ days                     2.68%          2.68%          2.68%

Monthly Payment Rate                       16.06%         16.06%         16.06%


BLOOMBERG DATA (PUBLIC INFORMATION)

Card Trust                         COMT 01-2      COMT 01-3      COMT 01-4     COMT 01-5
Deal Size                            $975MM         $634MM        $813MM         $845MM
Expected Maturity(Class A):         3/16/06        3/15/06        6/15/04       8/15/06

-------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                24.34%         24.34%        24.34%        24.34%
       LESS:   (Wt Avg) Coupon        4.25%          4.86%         3.41%         3.52%
               SVC Fees               2.00%          2.00%         2.00%         2.00%
               Charge-Offs            3.67%          3.67%         3.67%         3.67%

Excess Spread:    Aug-01             14.42%         13.81%        15.26%        15.15%
                  Jul-01             13.16%         13.22%        14.83%          N/A
                  Jun-01             12.34%         12.17%          N/A           N/A
3-Mo Avg Excess Spread               13.31%         13.07%          N/A         15.15%
-------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days          1.75%          1.75%         1.75%         1.75%
               60 to 89 days          1.21%          1.21%         1.21%         1.21%
               90+ days               2.68%          2.68%         2.68%         2.68%

Monthly Payment Rate                 16.06%         16.06%        16.06%        16.06%


This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/invest/financials/abs.html



BLOOMBERG DATA (PUBLIC INFORMATION)



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